Exhibit 99.1

Icahn Enterprises L.P. Completes Sale of

Federal-Mogul LLC and Tropicana Entertainment Inc.

NEW YORK, October 1, 2018 — Icahn Enterprises L.P. (NASDAQ: IEP) today announced that it coincidentally fully completed two major transactions on the same day, the full details of which were previously announced:

•	the sale of Federal-Mogul LLC to Tenneco Inc. (NYSE: TEN) for $800 million in cash and 29.5 million shares of Tenneco common stock; and

•	the sale of Tropicana Entertainment Inc. to Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) and Eldorado Resorts, Inc. (NASDAQ: ERI) for aggregate consideration of approximately $1.85 billion.

Carl C. Icahn, Chairman of Icahn Enterprises, stated: “Icahn Enterprises acquired majority control of Federal-Mogul in 2008 when we saw an out-of-favor market opportunity for a great company. During that time, we have built one of the leading global suppliers of automotive products. This transaction is an excellent example of our general modus operandi at Icahn Enterprises, by which we seek to acquire undervalued assets, nurture, guide and improve their condition and operations, and ultimately develop them into more valuable businesses, which greatly enhances value for all shareholders.”

Mr. Icahn continued: “Icahn Enterprises first acquired an interest in Tropicana in 2008. Tropicana was bankrupt and desperately needed new leadership. At that time, we identified this undervalued asset as being a perfect situation to deploy our modus operandi, by which we seek to acquire undervalued assets, nurture, guide and improve their condition and operations, and to ultimately greatly enhance value for all shareholders.”

About Icahn Enterprises L.P.

Icahn Enterprises, a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Mining, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:

Investor Contact:

SungHwan Cho

Chief Financial Officer

(212) 702-4300